EXHIBIT 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports each dated January 26, 1995 included in WPS Resources Corporation's and Wisconsin Public Service Corporation's Forms 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.



                                                  ARTHUR ANDERSEN LLP




          Milwaukee, Wisconsin
          December 19, 1995